EXHIBIT 11

                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE

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
                                                                                                        Year Ended June 30,
                                                                                              --------------------------------------
(In thousands, except share amounts)                                                            1996           1995           1994
                                                                                              --------       --------       --------
Primary Earnings per Common share
Income before extraordinary loss and cumulative effect of accounting change                   $  9,096       $ 16,365       $  4,358
Add:  Interest on assumed debt payments, net of tax                                               --               63           --
                                                                                              --------       --------       --------
Adjusted income                                                                                  9,096         16,428          4,358
Extraordinary loss, net of tax                                                                    (225)          --             --
Cumulative effect of change in accounting for income taxes                                        --             --              250
                                                                                              --------       --------       --------
Net earnings applicable to common stock                                                       $  8,871       $ 16,428       $  4,608
                                                                                              ========       ========       ========
Common shares outstanding at beginning of period                                                29,273         22,386         17,594
   Less:  Reduction for Class 7 shares                                                            --              (25)          --
   Shares issuable from assumed exercise of stock options and warrants                           1,997          1,518          1,977
   Shares issued from conversion of Series B notes                                                --             --            1,235
   Shares issued from conversion of stock options and warrants                                     666            115             95
   Shares issued pursuant to acquisitions                                                         --               21            632
                                                                                              --------       --------       --------
Weighted average number of common shares outstanding                                            31,936         24,015         21,533
                                                                                              ========       ========       ========
Earnings per share before extraordinary loss and cumulative effect
   of accounting change                                                                       $   0.28       $   0.68       $   0.20
Earnings per share attributable to extraordinary loss                                             --             --             --
Earnings per share attributable to change in accounting for income taxes                          --             --             0.01
                                                                                              --------       --------       --------
Primary earnings per share                                                                    $   0.28       $   0.68       $   0.21
                                                                                              ========       ========       ========
Fully Diluted Earnings per Common Share
Income before extraordinary loss and cumulative effect of accounting change                   $  9,096       $ 16,365       $  4,358
Add:  Interest on Series B Notes, net of tax                                                      --             --               96
Add:  Interest on assumed debt payments, net of tax                                               --               22           --
                                                                                              --------       --------       --------
Adjusted income                                                                                  9,096         16,387          4,454
Extraordinary loss, net of tax                                                                    (225)          --             --
Cumulative effect of change in accounting for income taxes                                        --             --              250
                                                                                              --------       --------       --------
Net earnings applicable to common stock                                                       $  8,871       $ 16,387       $  4,704
                                                                                              ========       ========       ========
Common shares outstanding at beginning of period                                                29,273         22,386         17,594
   Less:  Reduction for Class 7 shares                                                            --              (25)          --
   Shares issuable from assumed exercise of stock options and warrants                           2,087          1,701          2,209
   Shares issued from conversion of Series B notes                                                --             --            3,314
   Shares issued from conversion of stock options and warrants                                   1,531            267             99
   Shares issued pursuant to acquisitions                                                         --               21            769
                                                                                              --------       --------       --------
Weighted average number of common shares outstanding                                            32,891         24,350         23,985
                                                                                              ========       ========       ========
Earnings per share before extraordinary loss and cumulative effect
   of accounting change                                                                       $   0.28       $   0.67       $   0.19
Earnings per share attributable to extraordinary loss                                            (0.01)          --             --
Earnings per share attributable to change in accounting for income taxes                          --             --             0.01
                                                                                              --------       --------       --------
Fully diluted earnings per share                                                              $   0.27       $   0.67       $   0.20
                                                                                              ========       ========       ========
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